UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Alphatec Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Camino Vida Roble
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 431-9286

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Conversion Plan

On March 31, 2025, the Compensation Committee of the Board of Directors of Alphatec Holdings, Inc. (the “Company”) adopted a salary conversion plan (the “Plan”) under which the cash payment of base salaries for certain Company executives, including each Named Executive Officer (“NEO”), was reduced by 10%, 25%, or 50% and, in exchange, such Company executives, including each NEO, were granted restricted stock units (“RSUs”).

Under the terms of the Plan, each NEO was granted between 3,866 and 21,751 RSUs in lieu of that portion of their base salary compensation that would have been paid in cash for the period from March 31, 2025 through December 21, 2025. The number of RSUs granted was determined based on the closing price of the Company’s common stock on Monday, March 31, 2025. The RSUs will vest and be settled in shares of the Company’s common stock in two equal installments on August 5, 2025 and December 5, 2025, subject to the respective NEO’s continued employment with the Company on each vesting date.

The salary conversions do not constitute a change to, or amendment of, any employment agreement or similar arrangement between any NEO and the Company. Additionally, all applicable 2025 incentive compensation programs in which the NEOs participate will continue to reference and be based on each participating NEO’s base salary as in effect prior to the adoption of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings. Inc.

Date:	April 3, 2025	By:	/s/ J. Todd Koning
J. Todd Koning Executive Vice President and Chief Financial Officer